Exhibit 99.1

Earthstone Declares Cash Dividend

The Woodlands, Texas, October 23, 2023 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”), today announced that its Board of Directors declared a cash dividend of $0.1446 per share of Class A and Class B common stock. The dividend is payable on November 6, 2023, to shareholders of record as of October 31, 2023 who hold their shares through the closing of Earthstone’s previously announced merger with Permian Resources Corporation (NYSE: PR) (“Permian Resources”).

The special dividend is conditioned upon the closing of the transaction and is being declared in accordance with the terms of the merger agreement, which provides that (a) the record date of the special dividend will be the close of business on the business day immediately preceding the closing date and (b) the special dividend will be paid three business days after the closing date. Accordingly, the record date and payment date may change based on the actual closing date of the transaction. Earthstone expects the closing date of the transactions will be November 1, 2023, which closing remains subject to the respective approvals of Earthstone’s and Permian Resources’ stockholders and the satisfaction or waiver of other closing conditions.

About Earthstone

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in acquisition, development and operation of oil and natural gas properties. Its primary assets are located in the Permian Basin of west Texas and New Mexico. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit Earthstone’s website at www.earthstoneenergy.com.

No Offer or Solicitation

This communication relates to a proposed business combination transaction (the “Transaction”) between Earthstone and Permian Resources. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information

In connection with the Transaction, Permian Resources has filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which was declared effective on September 25, 2023. The Transaction will be submitted to Earthstone’s stockholders and Permian Resources’ stockholders for their consideration. Earthstone and Permian Resources may also file other documents with the SEC regarding the Transaction. Mailing of the definitive joint proxy statement/prospectus to the stockholders of Permian Resources and the Company commenced on September 26, 2023. This document is not a substitute for the registration statement and joint proxy statement/prospectus filed with the SEC or any other documents that Permian Resources or Earthstone may file with the SEC or send to stockholders of Permian Resources or Earthstone in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF EARTHSTONE AND PERMIAN RESOURCES ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and all other documents filed or that will be filed with the SEC by Permian Resources or Earthstone through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Earthstone will be made available free of charge on Earthstone’s website at https://www.earthstoneenergy.com, under the “Investors” tab, or by directing a request to Investor Relations, Earthstone Energy, Inc., 1400 Woodloch Forest Drive, Suite 300, The Woodlands, TX 77380, Tel. No. (281) 298-4246. Copies of documents filed with the SEC by Permian Resources will be made available free of charge on Permian Resources’ website at https://www.permianres.com under the “Investor Relations” tab or by directing a request to Investor Relations, Permian Resources Corporation, 300 N. Marienfeld St., Ste. 1000, Midland, TX 79701, Tel. No. (432) 695-4222.

Participants in the Solicitation

Permian Resources, Earthstone and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the Transaction. Information regarding Earthstone’s directors and executive officers is contained in the proxy statement for Earthstone’s 2023 Annual Meeting of Stockholders filed with the SEC on April 27, 2023, and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at http://www.sec.gov or by accessing Earthstone’s website at https://www.earthstoneenergy.com. Information regarding Permian Resources’ executive officers and directors is contained in the proxy statement for the Permian Resources’ 2023 Annual Meeting of Stockholders filed with the SEC on April 11, 2023 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the Permian Resources’ website at https://www.permianres.com. Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Transaction by reading the joint proxy statement/prospectus regarding the Transaction. You may obtain free copies of this document as described above.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Permian Resources or Earthstone expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Transaction, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of Permian Resources may not approve the issuance of new shares of common stock in the Transaction or that stockholders of Earthstone may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Transaction, the risk that any announcements relating to the Transaction could have adverse effects on the market price of Permian Resources’ common stock or Earthstone’s common stock, the risk that the Transaction and its announcement could have an adverse effect on the ability of Permian Resources and Earthstone to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending Transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Permian Resources’ or Earthstone’s control, including those detailed in Permian Resources’ annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at https://www.permianres.com and on the SEC’s website at http://www.sec.gov, and those detailed in Earthstone’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Earthstone’s website at https://www.earthstoneenergy.com and on the SEC’s website at http://www.sec.gov. All forward-looking statements are based on assumptions that Permian Resources or Earthstone believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Permian Resources and Earthstone undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Clay Jeansonne

Investor Relations

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

713-379-3080

cjeansonne@earthstoneenergy.com